UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

KLDISCOVERY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 27, 2023

Dear Fellow Stockholders:

On behalf of our Board of Directors, I cordially invite you to participate in the 2023 Annual Meeting of Stockholders of KLDiscovery Inc. (the "Annual Meeting").

We will hold our Annual Meeting on Wednesday, June 14, 2023 at 10:30 A.M. EDT in a virtual only format, which will be conducted via live audio webcast. Stockholders will have an equal opportunity to participate at the Annual Meeting online regardless of their geographic location. You will be able to participate in the Annual Meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/KLDI2023 and using the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompany your proxy materials. You will not be able to attend or participate in the Annual Meeting in person. Additional information regarding how to participate in the Annual Meeting, vote your shares and submit questions can be found in this Proxy Statement.

The attached Notice of Annual Meeting and Proxy Statement describes in detail the matters to be considered by the stockholders at the Annual Meeting and the procedures for participating, submitting questions and voting at the virtual meeting.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO PARTICIPATE IN THE ANNUAL MEETING.

We urge you to vote promptly, even if you plan to participate in the Annual Meeting. Please vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares, as applicable, or if you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card. Voting electronically, by telephone or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to participate in the Annual Meeting or change your vote.

Thank you for your continued support of KLDiscovery and we look forward to your participation in the Annual Meeting.

Sincerely,
Lawrence Prior III
Chair of the Board of Directors

i

KLDISCOVERY INC.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON JUNE 14, 2023

The annual meeting of stockholders of KLDiscovery Inc., a Delaware corporation (the "Company"), will be held virtually on Wednesday, June 14, 2023, at 10:30 A.M., EDT (the "Annual Meeting"). Stockholders can participate in the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/KLDI2023 by using the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompany your proxy materials.

Voting Matters:

1.
Elect the four Class A Directors to the Company’s Board of Directors named in the proxy statement, each to serve for a term of three years expiring at our 2026 annual meeting of stockholders and until his or her respective successor is duly elected and qualified;
2.
Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023; and
3.
Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 19, 2023 as the record date (the "Record Date") for the Annual Meeting. Only stockholders of record on the Record Date will be entitled to receive notice of, and to vote at, the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement. In addition, financial and other information about the Company is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 ("fiscal 2022")(the "Annual Report"), as filed with the U.S. Securities and Exchange Commission ("SEC") on March 16, 2023.

We have elected to distribute our proxy materials over the Internet as permitted under the rules of the SEC, rather than mailing paper copies of those materials to each stockholder, which will decrease our printing and distribution costs and allow for convenient access to, and delivery of, materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that was first mailed to our stockholders on or about April 27, 2023 (“Notice”) to make a request. Only stockholders who make this request or have previously elected to receive a full set of proxy materials will receive paper copies of the proxy materials for the Annual Meeting. A list of the names of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for 10 days before the Annual Meeting for any purpose relevant to the Annual Meeting at www.proxyvote.com. Such list will also be available during the virtual Annual Meeting for examination by any stockholder at www.virtualshareholdermeeting.com/KLDI2023.

Your vote is important to us. We encourage you to read the Proxy Statement and then vote by Internet, by phone or by signing, dating and returning your proxy card (if you request a paper copy) at your earliest convenience. Sending in your proxy card will not prevent you from voting your shares at the Annual Meeting, if you desire to do so.

By Order of the Board of Directors,
Andy Southam General Counsel and Secretary

Eden Prairie, Minnesota

April 27, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2023

The Proxy Statement and the Annual Report are available at: www.proxyvote.com.

To view this material, you must have available the 16-digit control number located on the notice mailed on April 27, 2023, on the proxy card or, if your shares are held in the name of a broker, bank or other nominee, on the voting instruction form.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 14, 2023, at 10:30 A.M., EDT (the "Annual Meeting")

KLDiscovery Inc.’s Proxy Statement and Annual Report on Form 10-K, and the means to vote electronically, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed on April 27, 2023, on the proxy card or, if your shares are held in the name of a broker, bank or other nominee, on the voting instruction form.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Guidelines and Code of Business Conduct and Ethics

Governance Guidelines

KLDiscovery Inc.’s (the “Company”, “we” or “our”) Board of Directors, (the “Board” or “Board of Directors”), is guided by our Corporate Governance Guidelines (“Guidelines”) in its oversight of the Company’s business. Among other things, the Guidelines describe the role of the Board, its responsibilities and functions and the director qualification and selection process. The full Guidelines are available on the Investor Relations page of our website at www.kldiscovery.com. In addition to the Guidelines, the charters for each principal committee of the Board are available in the same location on our website.

Codes of Ethics

We maintain a Code of Ethics that applies to all officers, directors and employees. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business.

We will provide, without charge, upon request, copies of our Code of Ethics. Requests for copies of the Code of Ethics should be sent in writing to KLDiscovery, 9023 Columbine Road, Eden Prairie, MN 55347. The Code of Ethics is also available on the Investor Relations page of our website at www.kldiscovery.com.

In the event we make any amendment to, or grant any waiver from, a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we will disclose such amendment or waiver and reasons therefore on the Investor Relations page of our website at www.kldiscovery.com within the time period required by such rules.

Anti-Hedging and Pledging Policies

We maintain an Insider Trading Compliance Policy (“Insider Trading Policy”) that prohibits our officers, directors and employees from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, including forward sale contracts and collars. The Insider Trading Policy further prohibits officers, directors and employees from pledging our securities as collateral to secure loans, purchasing our securities on margin, engaging in short sales and any transactions in puts, calls or other derivative securities relating to our securities.

Board Composition

Our Board of Directors is comprised of ten members, classified into three classes, each comprised, as nearly as possible, of one-third of our directors. Our directors are elected to serve three-year terms. As Class A directors, each of Richard J. Williams, Kevin Griffin, Lawrence Prior III and Lloyd W. Howell Jr will serve until their current term ends at our 2023 annual meeting of stockholders; as Class B directors, each of Evan Morgan and Lauren Tanenbaum will serve until our 2024 annual meeting of stockholders; and as Class C directors, each of Ian Fujiyama, Arjun Shah and Christopher J. Weiler will serve until our 2025 annual meeting, or, in each case, until their death or resignation or until their respective successors are duly elected and qualified. Ms. Donna Morea, a Class B director, has submitted her resignation as a director of the Company, effective as of June 13, 2023.

Independence of Directors

The Company’s common stock, $0.0001 par value per share (the “Common Stock”) is quoted on the Pink Open Market and we adhere to its rules in determining whether a director is independent. The Pink Open Market listing standards generally define an “independent director” as a person, other than an executive officer or employee of the issuer, or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has reviewed its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his/her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Ian Fujiyama, Kevin Griffin, Lloyd W. Howell Jr, Donna Morea, Evan Morgan, Lawrence Prior III, Arjun Shah, Lauren Tanenbaum and Richard Williams does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an independent director. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Director Nominee Qualifications, Diversity and Skills

We believe that our Board of Directors should have a variety of qualifications, skill sets and experience that, when taken as a whole, best serve the Company and our stockholders. We recognize the importance of diversity with regard to the composition of the Board and seek to have a Board that consists of members with a diversity of experience, perspectives and viewpoints, including diversity with respect to gender, race, ethnicity and nationality. For further information on the Director nominee and selection process, see “Nominating and Corporate Governance Committee Information”.

Board Composition Highlights

* Four Directors elected to not voluntarily self-identify.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors periodically evaluates our leadership structure and combination or separation of the Chief Executive Officer and Chair of the Board of Directors roles is driven by our needs at any point in time. As a result, no policy exists requiring combination or separation of these leadership roles and our governing documents do not mandate a particular structure. This approach has allowed our Board of Directors the flexibility to establish the most appropriate structure for the Board at any given time.

At this time, our Board believes that having an independent Chair provides strong independent leadership and oversight for our Company and our Board. The separation of the Chair and CEO positions allows our independent Chair to focus on the governance of our Board, Board meeting agenda planning, the recruitment of new directors and Board committee responsibilities. Furthermore, this structure allows our CEO to focus his attention on the business and execution of the Company’s strategy.

Our Board of Directors oversees the risk management activities designed and implemented by our management team and also considers specific risk topics over the short, medium, and long term, including risks associated with our strategic initiatives, cybersecurity, business plans and capital structure. The Board executes its oversight responsibilities both directly and through its committees. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of the Company over various time frames and reports periodically to the Board of Directors and the Audit Committee on risk management activities, including cybersecurity. Risks are evaluated based on their potential magnitude as well as the immediacy of the risk. Our Board of Directors has delegated to the Audit Committee oversight of its risk management process, and our other board committees also consider risks related to the performance of their respective committee responsibilities. All committees report to the Board of Directors regularly regarding their respective risk oversight responsibilities and as frequently as appropriate, including when a matter rises to the level of a material or enterprise risk.

Meetings and Committees of the Board of Directors

Our Board of Directors held five meetings in 2022. We expect our directors to attend all board meetings and any meetings of committees of which they are members and to dedicate sufficient time as necessary to properly discharge their responsibilities. Each member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings held in 2022 of the Board of Directors and the total number of meetings of committees of the Board of Directors of which he or she was a member. Although we do not have a formal policy regarding director attendance at stockholder meetings, we attempt to schedule meetings so that all directors can attend, and we encourage their attendance and participation. All of our directors who served on the Board of Directors at the time of the 2022 annual meeting of stockholders attended that meeting virtually.

We have a separate standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are composed solely of independent directors.

Audit Committee Information

Arjun Shah (chair), Lawrence Prior III, Kevin Griffin, Evan Morgan and Lauren Tanenbaum serve as members of our Audit Committee. Mr. Shah has been designated as an “audit committee financial expert” as defined in applicable SEC rules. The Board has determined that each of the members of the Audit Committee is an “independent director,” as defined under the Pink Open Market listing standards, and is “financially literate,” meaning that they are each able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Audit Committee has a written charter, which is available on the Investor Relations page of our website at www.kldiscovery.com.

The Audit Committee is responsible for:

•
meeting with our independent registered public accounting firm regarding, among other issues, audits and the adequacy of our accounting and control systems;
•
monitoring the independence of the independent registered public accounting firm;
•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•
inquiring and discussing with management our compliance with applicable laws and regulations;
•
pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;
•
appointing or replacing the independent registered public accounting firm;
•
determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•
reviewing and approving all payments made to our executive officers or directors and their respective affiliates (other than officer and director compensation). Any payments made to members of our Audit Committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

Our Audit Committee held four meetings in 2022.

Nominating and Corporate Governance Committee Information

Our Nominating and Corporate Governance Committee currently consists of Ian Fujiyama (chair), Lawrence Prior III and Richard Williams. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The Nominating and Corporate Governance Committee considers persons identified as potential nominees to our Board of Directors by its members, management, stockholders, investment bankers and others. The Nominating and Corporate Governance Committee has a written charter, which is available on the Investor Relations page of our website at www.kldiscovery.com.

Guidelines for Selecting Director Nominees

The guidelines for selecting director nominees, which are specified in the Nominating and Corporate Governance Committee Charter, generally provide that persons to be nominated should:

o
have demonstrated notable or significant achievements in business, education or public service;
o
possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
o
have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating and Corporate Governance Committee considers a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors and may require certain skills or attributes, such as financial literacy or expertise or accounting experience, to meet specific board needs that arise from time to time and to ensure that our Audit Committee is compliant with applicable SEC rules and regulations. The Nominating and Corporate Governance Committee also considers the overall experience and makeup of our directors to ensure a broad and diverse mix of experience and perspective on our Board of Directors, including diversity with respect to race, gender, geography and areas of expertise. Accordingly, the Nominating and Corporate Governance Committee seeks to include women, minority and other underrepresented groups in the pool from which the Committee selects director nominees. The Nominating and Corporate Governance Committee uses the same standards and process to evaluate nominees recommended by stockholders and other persons.

Our Nominating and Corporate Governance Committee did not meet during 2022.

Compensation Committee Information

Our Compensation Committee currently consists of Donna Morea (chair), Richard Williams, Arjun Shah and Lloyd W. Howell Jr. The Compensation Committee has a written charter, which is available on the Investor Relations page of our website at www.kldiscovery.com.

The Compensation Committee’s duties include, but are not limited to:

o
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, annually evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;
o
reviewing and approving the compensation of all of our other executive officers;
o
reviewing our executive compensation policies and plans;
o
implementing and administering our incentive compensation and equity-based remuneration plans;
o
assisting management in complying with our executive compensation disclosure requirements; and
o
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the SEC.

The Compensation Committee makes compensation decisions regarding all of our Named Executive Officers. Our Chief Executive Officer makes recommendations to the Compensation Committee to assist it in determining compensation levels for our other executive officers and reviews the performance of our other executive officers. While the Compensation Committee utilizes this information and values management’s observations with regard to compensation, the ultimate decisions regarding executive compensation are made by the Compensation Committee.

Additionally, the Compensation Committee may form and delegate any of its responsibilities to one or more subcommittees as it deems appropriate.

Our Compensation Committee met two times in 2022.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Communication with the Board of Directors

We have adopted a Stockholder Communications Policy. Stockholders may communicate directly with the Board of Directors, including the independent members of our Board of Directors as a group and the Chair of the Board of Directors, about corporate governance, corporate strategy, board-related matters or other substantive matters. The Company Secretary and Chair of the Board will review, screen and, to the extent appropriate, forward correspondence to the Board, the Board committee, the group of directors or the individual director to whom the communication was addressed. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). Communications should be addressed to the intended recipient(s) by name or position in care of: Company Secretary, 9023 Columbine Road, Eden Prairie, MN 55347 or andrew.southam@kldiscovery.com.

2022 Director Compensation

Director Compensation

Members of our Board of Directors who are not our employees are generally eligible to participate in a compensation program, which we refer to as the Non-Employee Director Compensation Program, under which a director is eligible to receive the following amounts as compensation for his or her services on our Board of Directors and its committees:

•
upon the director’s initial election or appointment to the Board of Directors, a number of restricted stock units determined by dividing (A) $350,000 by (B) the closing price per share of common stock on the date of grant, rounded down to the nearest whole share;
•
on the date of each annual meeting of stockholders, if the director has served on our Board of Directors for at least six months as of the date of an annual meeting of stockholders and will continue serving as a non-employee director immediately after the Company’s annual meeting of stockholders, a number of restricted stock units determined by dividing (A) $175,000 by (B) the closing price per share of Common Stock on the date of grant, rounded down to the nearest whole share;
•
for the chair of our Board of Directors, an annual retainer fee of $75,000;
•
for other members of the Board of Directors, an annual retainer fee of $30,000; and
o
if the director serves on a committee of our Board of Directors, an additional annual retainer fee as follows:
o
chair of the Audit Committee, $20,000;
o
Audit Committee member other than the chair, $10,000;
o
chair of the Compensation Committee, $14,000;
o
Compensation Committee member other than the chair, $7,000;
o
chair of the Nominating and Corporate Governance Committee, $7,500; and
o
Nominating and Corporate Governance Committee member other than the chair, $4,000.

For fiscal year 2022, Ian Fujiyama, Arjun Shah, Lauren Tanenbaum and Richard Williams declined to participate in the Non-Employee Director Compensation Program. In addition, Evan Morgan declined the annual retainer fee under the Non-Employee Director Compensation Program but did receive equity-based compensation under the Non-Employee Director Compensation Program.

One-third of the restricted stock units granted upon a director’s initial election or appointment will vest on each of the first three anniversaries of the date of grant, such that the award will be fully vested on the third anniversary of the date of grant, subject to continued service. The restricted stock units granted annually to directors will vest in a single installment on the day before the next annual meeting, subject to continued service. In addition, all unvested restricted stock units will vest in full upon the occurrence of a change in control of our Company (as defined under the KLDiscovery Inc. 2019 Incentive Award Plan), subject to continued service through the date of the change of control.

Director retainer fees under the Non-Employee Director Compensation Program will be payable in cash in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board of Directors (or not serving in the applicable committee role).

Each member of our Board of Directors is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and any committee of the Board of Directors on which he or she serves.

2022 Director Compensation Table

The table below shows all compensation to our non-employee directors for the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation	Total ($)
Kevin Griffin	40,000	175,000	-	215,000
Donna Morea	89,000	175,000	-	264,000
Richard Williams	-	-	-	-
Evan Morgan	-	175,000	-	175,000
Lawrence Prior III	54,000	175,000	-	229,000
Ian Fujiyama	-	-	-	-
Lloyd W. Howell Jr.	-	-	-	-
Arjun Shah	-	-	-	-
Lauren Tanenbaum	-	-	-	-

(1)
Amounts reflect the full grant-date fair value of stock awards granted during 2022 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, rather than the amounts paid to or realized by the named individual. For a description of the assumptions used in valuing these awards, see Note 9 to our audited consolidated financial statements included in the Annual Report. The table below shows the number of stock awards held as of December 31, 2022 by each of our current non-employee directors who hold stock awards. None of our directors held outstanding option awards as of such date.

Name	Stock Awards Outstanding as of December 31, 2022
Kevin Griffin	25,000
Donna Morea	25,000
Evan Morgan	25,000
Lawrence Prior III	41,666

Certain Relationships and Related Person Transactions

Related Person Transaction Policy and Procedures

The Board of Directors has adopted a written policy and procedures for the review of all related party transactions. Further, our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the Audit Committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our Common Stock, or (c) immediate family member of the persons referred to in clauses (a) and (b) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 5% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent we enter into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Set forth below is a description of certain relationships and transactions with related parties since January 1, 2022, involving our directors, executive officers, beneficial holders of more than 5% of our capital stock, or persons or entities affiliated with them.

Securities Purchase Agreement

On December 16, 2019, we entered into a Securities Purchase Agreement, which was subsequently amended on November 19, 2021 (the “Purchase Agreement”) with Ontario Teachers’ Pension Plan, another large global financial institution and affiliates of MGG Investment Group LP, an affiliate of Kevin Griffin (“MGG”), a member of the Board of Directors, each of which is a greater than 5% beneficial owner of Common Stock (the “Purchasers”). Pursuant to the Purchase Agreement, on December 19, 2019 (the “Closing Date”), we sold an aggregate principal amount of $200 million of 8% convertible debentures due 2024 (the “Debentures”) in a private placement to the Purchasers. The Debentures have a term of five years and are repayable at any time prior to maturity without any prepayment penalty. However, in the event we elect to pre-pay the Debentures, the holders will have a right to purchase Common Stock from us in an amount commensurate in value to the pre-payment at a price of $18 per share, subject to adjustment (the “conversion price”). Additionally, the holders may convert the Debentures into shares of our Common Stock at the conversion price at any time. The Debentures mature on December 19, 2024. As of December 31, 2022, $12.4 million, including payment in kind interest, of our Debentures are held by affiliates of MGG. For the year ended December 31, 2022, we recognized $4.7 million in interest expense related to the Debentures held by affiliates of MGG.

Stockholders’ Agreement

In connection with the closing of the Company’s business combination with Pivotal Acquisition Corp.'s (“Pivotal”) (the “Business Combination”), we entered into a Stockholders’ Agreement (as amended on March 25, 2020 and further amended on February 2, 2021) (“Stockholders Agreement”) with affiliates of The Carlyle Group (“TCG”) and Revolution Growth, each of which is a greater than 5% beneficial owner of Common Stock. Mses. Morea and Tanenbaum and Messrs. Fujiyama, Prior and Shah, each a director, are affiliates of TCG, and Mr. Morgan, a director, is an affiliate of Revolution Growth. Pursuant to the Stockholders Agreement, (i) the holders of a majority of the shares of our Common Stock held by such TCG entities and Revolution Growth have the right to designate candidates to be appointed or nominated for election to our Board of Directors, with the number of nominees to be determined based on their aggregate ownership of common stock. For so long as these parties to the Stockholders Agreement maintain collective ownership of at least 65% or more of the total number of shares of Common Stock they owned as of the Closing Date, they will have the right to designate up to six persons to be appointed or nominated for election to our Board of Directors; to the extent the aggregate ownership drops below 65% of such number but is greater than or equal to 35% thereof, these parties will have the right to designate up to three persons to be appointed or nominated for election to our Board of Directors; and to the extent the aggregate ownership drops below 35% of such number but is greater than or equal to 10% thereof, these parties will have the right to designate one person to be appointed or nominated for election to our Board of Directors. For so long as these parties have the right to designate one more nominees and have not exercised their right, or none of their nominees have been elected or appointed to the board, these parties may designate a board observer to attend and participate in all meetings of our Board of Directors or any committees thereof in a non-voting capacity. The stockholders’ agreement will terminate automatically if these parties cease to beneficially own more than 5% of our outstanding shares of Common Stock (on a non-fully diluted basis), provided, that certain provisions of the stockholders’ agreement survive termination, including with respect to certain expense reimbursement, indemnification and insurance matters.

Registration Rights Agreement

In connection with the consummation of the Business Combination, we entered into a Registration Rights Agreement with certain affiliates of TCG, Revolution Growth and the other pre-Business Combination stockholders (the “LD Topco Stockholders”) of LD Topco Inc. (“LD Topco”), Pivotal, and the other holders of our Class B common stock that were issued prior to our IPO (which were converted upon consummation of the Business Combination into our single class of Common Stock on a one-for-one basis). Pursuant to the Registration Rights Agreement, these stockholders were granted certain demand and piggyback registration rights with respect to the resale of our securities they hold, subject to certain conditions set forth therein. Specifically, the affiliates of TCG were granted demand registration rights and, subject to certain limitations, all parties to the agreement were granted piggyback registration rights to participate in registrations of our securities, including Company-initiated registrations and demand registrations initiated by other securityholders with such rights.

Other Matters

Matt Weiler and Nick Weiler, the sons of Christopher Weiler, our Chief Executive Officer, have been employed with KLDiscovery since 2015 and 2017, respectively. Matt Weiler currently serves as a Senior Director, Client Shared Services in our Client Shared Services division and Nick Weiler currently serves as a Managing Director, Business Development in our Global Sales and Marketing division. In 2022, each of Matt Weiler and Nick Weiler received total annual salaries and cash incentives of less than $225,000 and annual equity compensation, including stock options and restricted stock units, of less than $50,000. Matt Weiler and Nick Weiler’s equity compensation vests in accordance with the Company’s standard vesting schedules, as described in “2022 Executive Compensation—Equity Compensation.”

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, together with our amended and restated bylaws, provide that we will jointly and severally indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending or completed action, suit or proceeding that arises by reason of the indemnitee’s status or service as an executive officer or director. Additionally, we agree to provide an advance to the indemnitee of all out-of-pocket costs of any type incurred in connection therewith.

From time to time, we may make sales to and purchases from companies that are affiliated with TCG. Such transactions have been entered into in the ordinary course of business and are not considered material or related party transactions.

PROPOSAL 1:

ELECTION OF DIRECTORS

There are currently ten directors on our Board of Directors, divided into three classes, with four directors in Class A, and three directors in each of Class B and Class C. The terms of office of the Class A directors Kevin Griffin, Lloyd W. Howell Jr, Lawrence Prior III and Richard J. Williams will expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has approved the nomination of current Class A directors Kevin Griffin, Lloyd W. Howell Jr, Lawrence Prior III and Richard J. Williams for election at the Annual Meeting, each to serve for a term of three years expiring at our 2026 annual meeting of stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office). Each nominee is currently a director of the Company and has consented to serve as a director, if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors. Once Donna Morea’s resignation becomes effective on June 13, 2023, the Board will consider its alternatives, including reviewing the Board composition to fill the vacancy created by her resignation.

Vote Required

Nominees for election to the Board of Directors shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Proxies cannot be voted for a greater number of persons than the number of nominees named. See “General Information about the Annual Meeting—What vote is required for each item?” for information regarding how votes are counted, including the treatment of broker non-votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE CLASS A DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

Nominees For Election at the Annual Meeting

Information regarding our director nominees, including their qualifications and principal occupations, as well as the key experience and qualifications that led the Board of Directors to conclude each nominee should serve as a director, is provided below.

Class A Director Nominees

Kevin Griffin has been a member of our Board of Directors since December 2019 and, prior to the Closing Date, he served as a member of the board of directors of Pivotal beginning in September 2018. Mr. Griffin has been designated as a director by Pivotal Spac Funding LLC, a managing member of Pivotal, pursuant to our amended and restated certificate of incorporation. During Mr. Griffin’s 20 plus-year career, Mr. Griffin has originated and invested over $10 billion across the capital structure of middle market businesses and has also sat on numerous boards of directors. Mr. Griffin founded MGG in October 2014 and has served as its Chief Executive Officer and Chief Investment Officer since such time. Prior to launching MGG, Mr. Griffin was a Managing Director with Highbridge Principal Strategies from January 2010 to June 2014, where he was a senior member of the Specialty Lending Platform and a Member of the Highbridge Credit Committee. Prior to this, Mr. Griffin was the Head of Private Investing for Octavian Funds, a hedge fund focused on global investing across debt and equity structures, from 2007 to 2009. From 2003 to 2007, Mr. Griffin was part of Fortress Investment Group in charge of originating and underwriting investment opportunities for the Drawbridge Special Opportunities Fund. Prior to Fortress, Mr. Griffin was an investor with one of the first publicly traded business development companies, American Capital, where he was involved in numerous equity buyout and subordinated debt investments. Mr. Griffin began his career with Houlihan Lokey, Howard & Zukin’s Investment Banking Division, focusing primarily on distressed M&A and financial restructurings. The M&A Advisor in May 2015 named Mr. Griffin a winner of its 40 Under 40 Emerging Leaders Award. The Hedge Fund Journal, in association with Ernst & Young, in December 2016 named Mr. Griffin one of 50 “Tomorrow’s Titans.” Mr. Griffin received a BSBA in Finance from Georgetown University. We believe that Mr. Griffin is qualified to serve as a member of our Board of Directors due to his extensive business and operational experience and contacts.

Lloyd W. Howell Jr has served as Chief Financial Officer of Booz Allen Hamilton since July 1, 2016. He previously served for three years as the Civil and Commercial Group Leader in charge of delivering the firm’s strategic, technology, and analytics capabilities and service offerings to both federal and commercial clients. Mr. Howell joined Booz Allen in 1988 as a consultant and provided systems engineering support to multiple Department of Defense satellite programs. In 1991, he left the firm to get an M.B.A. from Harvard University and worked at Goldman Sachs as an Associate in their Investment Banking Division from 1993 to 1995. In 1995, Mr. Howell returned to Booz Allen where he became a member of the Strategy & Organization (S&O) capability team focused on defense market clients, specifically, Navy/ Marine Corps, Army, and the Office of the Secretary of Defense. In 2000, he was elected Vice President and served as S&O’s Capability Leader from 2005 to 2009. He then led the financial services account in the civil market until 2013. Mr. Howell has been a member of Booz Allen’s Leadership Team since 2007 and has led many of the firm’s internal change efforts, including those that evaluated the firm’s operating model, organizational structure, and people programs. Over the course of his career, Mr. Howell’s federal clients have included the Department of Treasury and its bureaus, the Securities and Exchange Commission, the Federal Reserve, the Pension Benefit Guaranty Corporation, and the Commodity Futures Trading Commission. Commercial clients have included top 50 global financial institutions and large stock exchanges. Mr. Howell’s corporate board membership include Moody's Corporation (NYSE: “MCO”) and previously Integra LifeSciences (NASDAQ: “IART”). He is also a member of the Washington Economics Club and is a Trustee at the University of Pennsylvania. In addition to his graduate degree, Mr. Howell holds a Bachelor of Science degree in electrical engineering from the University of Pennsylvania. He received the BEYA Award for Professional Achievement in 2010 and was named Black Engineer of the Year in 2011. We believe that Mr. Howell is qualified to serve as a member of our Board of Directors due to his knowledge of technology services and financial experience.

Lawrence B. Prior, III has been a member of the Board of Directors since March 2020 and currently serves as the Chair of the Board of Directors. Since June 2018, Mr. Prior has served as an Operating Executive for TCG, focused on the aerospace, defense and government services sectors. He is based in Washington, DC and serves as the Chairman of the Board of Two Six Technologies, a private provider of cybersecurity and advanced technology for national security customers. Mr. Prior also serves on the board of directors of Shift5, a private operational technology data and cybersecurity company and CNSI a private healthcare and software products and solutions company. He also serves as an independent non-executive director of QinetiQ Group Plc (QQ-L), a leading science and engineering public company operating primarily in the defense, security and critical infrastructure markets. Mr. Prior was President and Chief Executive Officer of CSRA, Inc. from November 2015 to April 2018, which was acquired by General Dynamics. Previously, he was Executive Vice President and General Manager of CSC’s North American Public Sector business, providing next-generation technology solutions and mission services to the U.S. Department of Defense, Intelligence Community and FedCiv sectors. Before joining CSC, Mr. Prior held executive leadership positions at BAE Systems Inc., ManTech International, SAIC, LightPointe Communications, High Technology Solutions, the County of San Diego and TRW. Earlier in his career, Mr. Prior worked as a professional staff member on the House Permanent Select Committee on Intelligence and served as an Intelligence Officer in the U.S. Marine Corps. Mr. Prior earned his B.S. degree from Loyola Marymount University and a M.A. in security studies from the Edmund A. Walsh School of Foreign Service at Georgetown University. We believe that Mr. Prior is qualified to serve as a member of our Board of Directors due to his knowledge of technology solutions and corporate finance experience.

Richard J. Williams has been a member of the Board of Directors of KLDiscovery since February 2018. In 2004, Mr. Williams co-founded WestView Capital Partners, a private equity firm focused on growth-oriented companies, and he currently serves as its Manager Partner. WestView currently manages approximately $1.7 billion of capital. Prior to co-founding WestView, he was a Partner in Tudor Investment Corporation’s private equity group from 2000 to 2004. Prior to joining Tudor, Mr. Williams was a Managing Director of Triumph Capital Group, a Boston-based private equity firm. In these positions, Mr. Williams has been responsible for investments in the technology services, software and business services sectors. Mr. Williams currently serves on the boards of directors of the following private companies: Abacus Group, AccountabilIT, Invisors LLC, The Shelby Group and Health Monitor Network. Mr. Williams previously served on the boards of directors of numerous private and public companies including LDiscovery. Mr. Williams received a B.S. in Computer Science from Yale University and an MBA from the Wharton School at the University of Pennsylvania. We believe that Mr. Williams is qualified to serve as a member of our Board of Directors due to his extensive experience with growth-oriented companies and other public companies.

Directors and Executive Officers

Our current directors and executive officers are listed below. Also set forth below are the biographies for all our current directors and executive officers other than the director nominees, which are set forth above. There are no family relationships among any of our directors or executive officers.

Name	Age (1)	Class of Director	Position
Christopher J. Weiler	60	C	Chief Executive Officer and Director
Dawn M. Wilson (2)	57	-	Chief Financial Officer
Krystina Jones (2)	39	-	Chief Revenue Officer
Lawrence B. Prior, III	67	A	Director (Chair)
Ian Fujiyama	50	C	Director
Kevin Griffin	46	A	Director
Lloyd W. Howell Jr	56	A	Director
Evan B. Morgan	38	B	Director
Donna S. Morea	68	B	Director
Arjun Shah	34	C	Director
Lauren Tanenbaum	35	B	Director
Richard J. Williams	62	A	Director

(1)
Ages are as of April 15, 2023.
(2)
Executive Officers who are not members of the Board.

Class B and C Directors

Ian Fujiyama has been a member of the Board of Directors of KLDiscovery since March 2020. Since 2005, Mr. Fujiyama has served as a Managing Director for TCG and since 2010 he has served as a Partner for TCG. Mr. Fujiyama is the Head of Global Aerospace and Government Services and focuses on buyouts and strategic minority investments in the aerospace, defense and government services sectors. Since joining TCG in 1997, Mr. Fujiyama has led TCG’s recent investments in the Federal services sector, including Novetta, Booz Allen Hamilton and ARINC. Beginning in 1999, he spent two years in Hong Kong and Seoul working in TCG’s Asia Buyout fund, Carlyle Asia Partners, where he was a founding member of the team and helped lead TCG’s investment in KorAm Bank, TCG’s first investment in the financial services industry. Mr. Fujiyama was also involved in a number of successfully exited holdings, including ARINC, United Components, Inc, Lear Siegler Services, EG&G Technical Services and CPI. Prior to joining TCG, Mr. Fujiyama was an Associate at Donaldson Lufkin and Jenrette Securities Corp, with a focus on high yield and merchant banking transactions. Mr. Fujiyama received his B.S. in economics, summa cum laude, from The Wharton School of the University of Pennsylvania with a concentration in finance. Mr. Fujiyama has served on the boards of directors of ARINC, Booz Allen Hamilton, Dynamic Precision Group, CPI, Novetta, StandardAero, Two Six Technologies, United Components and Loc Performance. Additionally, Mr. Fujiyama served as the Chairman of TCG’s Diversity and Inclusion Committee. We believe that Mr. Fujiyama is qualified to serve as a member of our Board of Directors due to his knowledge of technology solutions and corporate finance experience.

Donna S. Morea has been a member of the Board of Directors of KLDiscovery since March 2017 and she served as the Chair of our Board of Directors until February 2023. Since December 2016, Ms. Morea has served as an Operating Executive at TCG focused on the technology and business services sectors. She currently serves as a director of Truist Financial Corporation, an NYSE-listed financial services company; as Chair of the Board of Science Applications International Corporation, an NYSE-listed provider of technical, engineering and enterprise information technology services; and as a director of Inova Health Systems, a non-profit health organization. Ms. Morea also serves as a board member for several TCG portfolio companies. From 2004 to 2011 she served as President of CGI Technology and Solutions, Inc., or CGI, where she led CGI’s software and IT services in the US, Europe and Asia-Pacific, serving commercial and government clients. Prior to that, she served in numerous executive management roles at American Management Systems, which was acquired by CGI in 2004. Previously, she has served on the board of directors of CGI and as chair of the Northern Virginia Technology Council. Ms. Morea received a M.B.A., with distinction, in Finance from the Wharton School at the University of Pennsylvania and a B.A. with high honors, from Wesleyan University. We believe that Ms. Morea is qualified to serve as a member of our Board of Directors due to her broad knowledge of the information technology industry and management experience. Ms. Morea has submitted her resignation as a director of the Company, effective as of June 13, 2023.

Evan B. Morgan has been a member of the Board of Directors of KLDiscovery since December 2015. Mr. Morgan has served as Manager of The Radcliff Companies, a New York-based private investment partnership, since July 2016. Radcliff invests across the capital structure seeking long-term compounding at high rates of return primarily in privately held consumer and services businesses. Prior to Radcliff, Mr. Morgan served as a partner at Revolution Growth, a Washington DC based growth equity investment firm. Since 2016, Mr. Morgan has served as Special Advisor to Revolution Growth. Mr. Morgan previously served as a member of the board of directors of Pivotal Acquisition Corp. from December 2018 until April 2019. Mr. Morgan received a B.A. from the University of Pennsylvania. We believe that Mr. Morgan is qualified to serve as a member of our Board of Directors due to his knowledge of our business and industry.

Arjun Shah has been a member of the Board of Directors of KLDiscovery since March 2021. Mr. Shah currently serves as a Principal of TCG with a focus on buyout and growth equity investments in enterprise software and tech-enabled services. He is based in Washington D.C. Since joining TCG in 2017, Mr. Shah has been actively involved with TCG’s investments in YipitData, Abrigo, ION Group, Workforce Logiq, and KLDiscovery. Prior to joining TCG, Mr. Shah was with Tinicum Incorporated from 2015 to 2017 and prior to joining Tinicum Incorporated he was with The Blackstone Group. Mr. Shah received his M.B.A., with high distinction, from Harvard Business School, where he was a Baker Scholar. He graduated summa cum laude from the Jerome Fisher Program in Management & Technology at University of Pennsylvania, where he received a B.S.in economics from The Wharton School and a B.S. in engineering. We believe that Mr. Shah is qualified to serve as a member of our Board of Directors due to his knowledge of technology solutions and corporate finance experience

Lauren Tanenbaum has been a member of the Board of Directors since February 2021. Since July 2018, Ms. Tanenbaum has served as a Principal within the Global Capital Markets team at TCG. She provides financing guidance for TCG’s U.S.-based private equity funds both at initial acquisition and on an ongoing portfolio basis. In her role, Ms. Tanenbaum arranges a wide variety of financings ranging from large, broadly syndicated transactions to middle market private placements. Prior to joining TCG in 2018, Ms. Tanenbaum worked at J.P. Morgan from 2011 to 2018, most recently as a Vice President in Leveraged Finance. Additionally, she was an Investment Banker in the Public Finance department at Morgan Stanley from 2009 to 2011. Ms. Tanenbaum received a B.A. in History from the University of Pennsylvania. We believe that Ms. Tanenbaum is qualified to serve as a member of our Board of Directors due to her extensive corporate finance experience.

Christopher J. Weiler co-founded KLDiscovery in 2005 and has served as its Chief Executive Officer and a director since such time. Mr. Weiler was awarded EY entrepreneur of the year in 2014 for the Washington, D.C. metropolitan area. Prior to co-founding KLDiscovery, Mr. Weiler co-founded On-Site Sourcing in 1993, a litigation support and electronic discovery services company, and served as its President and Chief Executive Officer until August 2004. From 1991 to 1992, Mr. Weiler worked for Pitney Bowes Management Services as a manager, and from 1985 to 1991, he served in the U.S. Navy as a surface warfare officer and as a Navy Senate Liaison Officer in Washington, D.C. Mr. Weiler received a B.S. in Political Science and graduated with merit from the U.S. Naval Academy in 1985. Mr. Weiler also was awarded the MVP and Jeffrey Korn leadership and academic awards for the 1984 Navy football team. Mr. Weiler currently serves on the Board of Proof Technology, Inc., a private on-demand legal service of process platform. We believe that Mr. Weiler is qualified to serve as a member of our Board of Directors due to his vast knowledge of our company and his extensive experience in the electronic discovery services industry.

Executive Officers

Dawn Wilson has served as the Chief Financial Officer of KLDiscovery since September 2017. Ms. Wilson has over 20 years of experience in finance and accounting. After starting her career at Arthur Andersen in 1992, she has primarily been with public companies in the technology and services industry. Prior to joining KLDiscovery, Ms. Wilson served as Vice President of Accounting of CoStar Group from July 2004 to August 2016, the leading provider of commercial real estate information, analytics and online marketplaces. She received a Masters in Accounting from Virginia Polytechnic Institute and State University.

Krystina Jones joined KLDiscovery in 2006 in the sales division, where she was responsible for generating new business from Am Law 100 law firms and Fortune 500 corporations. Ms. Jones currently serves as Chief Revenue Officer, a position she has held since January 2023. In this role, she is responsible for developing, implementing and executing a global sales and marketing strategy across the entire organization. Additionally, Ms. Jones is responsible for KLDiscovery’s global sales operations teams who support the business development managers in delivering best-in-class service to their clients. Prior to this role, Ms. Jones served as EVP, Global Sales & Marketing from May 2021 to December 2022, EVP, Global LT Sales & Marketing from February 2019 to May 2021 and as SVP, US and APAC LT Sales and Global LT Marketing from December 2018 to February 2019. From December 2017 to December 2018, Ms. Jones was SVP, US LT Sales & Global LT Marketing and for the period from October 2017 to December 2017 Ms. Jones held the position of SVP, Global Corporate Account Sales & LT Marketing. Ms. Jones served as SVP, Global Corporate Account Sales from January 2017 to October 2017 and was Vice President of Marketing and Corporate Sales from August 2014 to January 2017.

AUDIT COMMITTEE MATTERS

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the Company's independent registered public accounting firm and, pursuant to the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, during fiscal years ended December 31, 2021 and 2022 were pre-approved by the Audit Committee.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees and expenses billed to us by our independent registered public accounting firm for fiscal years 2021 and 2022:

	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2022

Audit Fees (1)	$1,442,000	$1,293,500
Tax Fees (2)	200,791	246,620
All Other Fees (3)	131,575	56,029
Total	$1,774,366	$1,596,149
(1)
Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.
(2)
Tax Fees. Tax fees consist of fees billed for tax consultation services for the Business Combination and professional services relating to tax compliance, tax planning, and tax advice.
(3)
Other Fees. Other fees consist of fees associated with the Company’s filing on Form S-1 dated November 23, 2021 and fees billed for advisory services.

Report of the Audit Committee

In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company's internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and for issuing reports thereon.

In this context, the Audit Committee has met and held discussions with management, the independent auditors and internal audit, as well as legal counsel. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors those matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors' independence from the Company and its management.

The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the fiscal year ended December 31, 2022 in the Company's Annual Report, filed with the SEC on March 16, 2023.

Members of the Audit Committee
Arjun Shah (Chair) Kevin Griffin Evan Morgan Lawrence Prior III Lauren Tanenbaum

The foregoing report is not "soliciting material," shall not be deemed "filed" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act of 1934 (the “Exchange Act”), each as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent registered public accounting firm for our fiscal year ending December 31, 2023. EY has been the Company’s auditor since 2016. At the Annual Meeting, stockholders will be asked to ratify the selection of EY.

Although ratification is not required by law, our certificate of incorporation or our bylaws, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee, but may, nonetheless, retain EY as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of EY is expected to be present virtually at the Annual Meeting and will be provided with an opportunity to make a statement, if he or she desires, and is expected to be available to respond to appropriate questions of stockholders, if any.

Vote Required

The affirmative vote of a majority of the votes cast by the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of EY as the Company's independent registered public accounting firm. See “General Information about the Annual Meeting—What vote is required for each item?” for information regarding how votes are counted, including the treatment of abstentions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THIS PROPOSAL

2022 EXECUTIVE COMPENSATION

Overview

This section provides information about our fiscal 2022 compensation for our 2022 “Named Executive Officers” ("NEOs"). As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to hold an advisory vote, referred to as the “say-on-pay” vote, to approve the compensation of our NEOs.

Our Compensation Committee, the members of which are appointed by our Board, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We intend for the total compensation paid to our executive officers to be reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs, who are our principal executive officer and the two next most highly compensated executive officers (other than our principal executive officer) serving as executive officers as of December 31, 2022, were:

•
Christopher J. Weiler, Chief Executive Officer
•
Dawn M. Wilson, Chief Financial Officer; and
•
Krystina L. Jones, Chief Revenue Officer

2022 Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended December 31, 2022 and December 31, 2021, for the Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (5)	Total ($)
Christopher J. Weiler	2022	500,000		-	(2)	253,300	255,000	-	23,012	1,031,312
Chief Executive Officer	2021	415,385		-		473,450	358,000	-	16,152	1,262,986

Dawn M. Wilson	2022	400,000		-	(2)	238,400	255,000	-	18,993	912,393
Chief Financial Officer	2021	366,154		-		222,800	179,000	-	10,900	778,854

Krystina L. Jones	2022	575,000	(1)	-		59,600	45,900	2,539,181	17,778	3,237,459
Chief Revenue Officer	2021	539,038	(1)	-		27,293	34,010	2,491,632	37,430	3,129,403

(1)
The amounts shown include Ms. Jones’s base salary of $425,000 and $389,038 for 2022 and 2021, respectively, and irrecoverable draw of $150,000 for each of 2022 and 2021, earned pursuant to the KLDiscovery 2021 Americas Legal Technology Sales Commission Plan, (the "2021 Commission Plan") and its replacement, the 2023 Commission Plan, which is described below under the heading “Sales Commission Plan.”
(2)
The annual cash bonuses for Mr. Weiler and Ms. Wilson under the Annual Bonus Plan for 2022 have not been determined. If annual cash bonuses are awarded to either Mr. Weiler or Ms. Wilson, such amounts will be disclosed in a periodic or current report filed with the SEC.
(3)
The amounts reported in these columns do not reflect the actual economic value realized by the NEO. Amounts in these columns reflect the estimated aggregate grant date fair value of stock awards and options granted during the applicable year computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used by the Company in calculating these amounts are included in Note 9 to our audited consolidated financial statements in the Annual Report.
(4)
Amount reflects commissions earned by Ms. Jones pursuant to the 2021 Commission Plan and its replacement, the 2023 Commission Plan, as described below under the heading “Sales Commission Plan.”
(5)
The amounts reported in this column for 2022 consist of Company profit sharing contribution payments pursuant to the Company’s 401(k) plan of $10,768 for Mr. Weiler, $12,199 for Ms. Wilson and $12,199 for Ms. Jones, Company paid insurance premiums of $9,485 for Mr. Weiler, $5,387 for Ms. Wilson and $4,988 for Ms. Jones and wellness gift cards of $800 for Mr. Weiler.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2022.

		Option Awards				Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
Christopher J. Weiler	4/7/2022	—	—	—	—	42,500	$89,250
Chief Executive	3/1/2022	33,333	66,667	$6.00	3/1/2032	—	—
Officer	2/16/2021	66,666	33,334	$8.05	2/15/2031	45,000	$94,500

Dawn M. Wilson	4/7/2022	—	—	—	—	40,000	$84,000
Chief Financial	3/1/2022	33,333	66,667	$6.00	3/1/2032	—	—
Officer	2/16/2021	66,666	33,334	$8.05	2/15/2031	40,000	$84,000
	4/21/2020	5,015	0	$9.95	4/20/2030	1,656	$3,478
	2/17/2020	—	—	—	—	118,333	$248,499
	12/19/2019	302,770	—	$9.90	12/18/2029	—	—

Krystina L. Jones	4/7/2022	—	—	—	—	10,000	$21,000
Chief Revenue	3/1/2022	6,000	12,000	$6.00	3/1/2032	—	—
Officer	2/16/2021	12,666	6,334	$8.05	2/15/2031	4,900	$10,290
	4/21/2020	23,913	—	$9.95	4/20/2030	6,878	$14,444
	2/17/2020	—	—	—	—	33,333	$69,999
	12/19/2019	90,830	—	$9.90	12/18/2029	—	—

(1)
The option vests in accordance with the Standard Option Vesting Schedule, as described below under the heading entitled “— Equity Compensation”.
(2)
The RSUs vest in accordance with the Standard RSU Vesting Schedule, as described below under the heading entitled “— Equity Compensation”.
(3)
The amounts shown were determined based on the per share closing market price of our common stock on December 31, 2022, which was $2.10.

Narrative to 2022 Summary Compensation Table and Outstanding Equity Awards at 2022 Fiscal Year End

Compensation Philosophy & Mix

Our NEO executive compensation program is designed to align the interests of our NEOs with the interests of our stockholders. While base salary and performance-based cash incentive opportunities reward short-term goals, equity awards promote longer-term retention and commitment to the operating results of the Company. We believe this mix rewards our NEOs for their short-term individual contributions to the Company while also incentivizing them to focus on future results.

The primary elements of compensation for our NEOs are base salary, annual cash bonuses, awards of stock options, awards of RSUs and, for Ms. Jones, commissions and an irrevocable draw through our sales commission program. Our NEOs are also eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, long-term care benefits, and short- and long-term life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

Base Salaries

The Company’s NEOs receive a base salary to compensate them for services rendered to our Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The annual base salaries for our NEOs as of December 31, 2021 and December 31, 2022 were as follows:

Name	Annual Base Salary as of December 31, 2021 ($)	Annual Base Salary as of December 31, 2022 ($)
Christopher J. Weiler	500,000	500,000
Dawn Wilson	400,000	400,000
Krystina Jones (1)	575,000	575,000

(1)
Amounts include the $150,000 annual irrecoverable draw payable to Ms. Jones pursuant to the 2021 Commission Plan and its replacement, the 2023 Commission Plan, as further described below under the heading “—Sales Commission Plan.”

Annual Cash Bonuses

In addition to base salaries, Mr. Weiler and Ms. Wilson are eligible to participate in the KLDiscovery Inc. Corporate Annual Bonus Plan (the “Annual Bonus Plan”). The Annual Bonus Plan is designed to motivate our employees to achieve corporate goals and to reward our employees for their contributions towards achievement of these goals. Our Board of Directors annually approves the Company’s annual budget, which includes a discretionary bonus pool for granting awards under the Annual Bonus Plan. The extent to which the bonus pool is funded is based on the Company’s achievement of certain adjusted EBITDA goals during the plan year, and bonuses are granted from the bonus pool to eligible employees based on each employee’s role, seniority, and annual cash bonus target.

For 2022, the financial goals related generally to the achievement of adjusted EBITDA goals. Disclosure of how adjusted EBITDA is calculated from our audited financial statements is provided in the section of the Annual Report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Components of our Results of Operations – Adjusted EBITDA.”

Mr. Weiler and Ms. Wilson’s 2022 annual cash bonus targets, expressed as a percentage of base salary, were 75% and 60%, respectively. The annual cash bonuses for Mr. Weiler and Ms. Wilson under the Annual Bonus Plan for 2022 have not been determined, as noted in the “2022 Summary Compensation Table” above.

Sales Commission Plan

In 2022, Ms. Jones was eligible to earn sales commissions pursuant to the 2021 Commission Plan (together with the addendums thereunder). Under the 2021 Commission Plan, Ms. Jones was eligible to earn an annual irrevocable draw of $150,000, payable in equal monthly installments as well as additional monthly commission that is based on invoiced revenue multiplied by specified commission rates, payable in arrears to the extent that they exceed her monthly draw. Effective November 1, 2022, the 2021 Commission Plan was updated and replaced with the 2023 Commission Plan.

Equity Compensation

We have granted equity awards pursuant to the KLDiscovery Inc. 2019 Incentive Award Plan (the “2019 Plan”) to our eligible employees, including our NEOs, and we have historically offered stock options and RSUs as the long-term incentive component of our compensation program. The Company’s stock options generally allow employees, including our NEOs, to purchase shares of our common stock at a price equal to the fair market value of our Common Stock on the date of grant, as determined by the Board of Directors. The Company’s RSUs represent a contractual right to receive one share of our Common Stock for each RSU upon the settlement date, subject to certain vesting conditions.

Generally, stock options and RSUs granted under the 2019 Plan have vesting schedules that are designed to encourage continued employment. Stock options granted to our NEOs generally vest over a three-year period, subject to continued employment and generally expire ten years from the date of grant. In the event of a change in control of the Company (a “Change in Control”), the option tranche that was scheduled on the applicable vesting date immediately following the Change in Control will immediately vest and the remainder of the option will vest in each of the subsequent anniversaries of the Change in Control. We refer to this option vesting schedule herein as the “Standard Option Vesting Schedule.”

RSUs granted to our NEOs generally vest according to the following vesting schedule (subject to continued employment), which we refer to herein as the “Standard RSU Vesting Schedule”.

•
If a Change in Control occurs prior to the listing of our Common Stock on a nationally recognized stock exchange (an “IPO”), a portion of the RSUs will vest upon the Change in Control and the remainder will vest in up to three annual installments thereafter unless the Change in Control occurs after the third anniversary of a specified vesting commencement date, in which case the RSUs will become fully vested upon the Change in Control; and
•
If an IPO occurs before a Change in Control, a portion of the RSUs will vest upon the IPO (unless the IPO occurs before the first anniversary of a specified vesting commencement date), with the remainder vesting in three annual installments on the first three anniversaries of the specified vesting commencement date, and with additional accelerated vesting upon a subsequent Change in Control of the excess, if any, of 50% of the total number of RSUs over the amount of RSUs then vested.

During 2022, the Company granted performance based RSUs to certain employees, including our NEOs, 50% of which vest based on the achievement of annual consolidated revenue targets and 50% of which vest based on the achievement of certain annual Nebula revenue targets. These units will vest over three annual installments based on the achievement of the annual consolidated revenue and Nebula revenue performance conditions and are not subject to any liquidity event vesting condition. If the performance conditions are not met in the first or second year, all units granted will vest in the third year if the cumulative performance conditions are met at that time. On February 2, 2023, notwithstanding that the applicable revenue targets for 2022 were not met, the Compensation Committee approved the vesting of 50% of the shares underlying the restricted stock unit awards applicable to the 2022 targets which will be issued as promptly as practicable. The approval by the Compensation Committee was in recognition of the achievement of adjusted EBITDA in 2022 and the goals of the Company to incentivize employees. The grant of awards with performance conditions supports the Company’s goal of aligning executive incentives with long-term stockholder value and ensuring that executive officers have a continuing stake in the long-term success of the Company.

From time to time, our Board of Directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees.

In 2021 and 2022, Mr. Weiler received awards of 200,000 and 100,000 stock options, respectively. In addition, in 2021 and 2022, Mr. Weiler received awards of 85,000 RSUs and 42,500 performance based RSUs, respectively. The outstanding stock options, RSUs and performance based RSUs vest based on the Company’s Standard Option Vesting Schedule, Standard RSU Vesting Schedule and performance based RSU vesting criteria described above.

In each of 2021 and 2022, Ms. Wilson received an award of 100,000 stock options. In addition, in 2021 and 2022, Ms. Wilson received awards of 40,000 RSUs and 40,000 performance based RSUs, respectively. The outstanding stock options, RSUs and performance based RSUs vest based on the Company’s Standard Option Vesting Schedule, Standard RSU Vesting Schedule and performance based RSU vesting criteria described above.

In 2021 and 2022, Ms. Jones received awards of 19,000 and 18,000 stock options respectively. In addition, in 2021 and 2022, Ms. Jones received awards of 4,900 RSUs and 10,000 performance based RSUs, respectively. The outstanding stock options, RSUs and performance based RSUs vest based on the Company’s Standard Option Vesting Schedule, Standard RSU Vesting Schedule and performance based RSU vesting criteria described above.

On February 19, 2021 Mr. Weiler agreed to voluntarily forfeit 40,000 RSUs, which were valued at approximately $179,000 and 100,000 stock options that, at the time of forfeiture, had an exercise price greater than the fair market value of the underlying shares.

Executive Employment and Severance Arrangements

The Company has entered into employment and severance arrangements with each of the NEOs. The material terms and conditions of these arrangements are described below.

Christopher J. Weiler

Mr. Weiler is party to an employment agreement, dated September 30, 2011, and which has been subsequently amended, pursuant to which he serves as the Chief Executive Officer of the Company. The current term of the employment agreement will expire on September 30, 2023, subject to automatic one-year renewals unless either party gives written notice of non-renewal at least ninety days prior to the then-scheduled expiration of the term. Pursuant to his employment agreement, Mr. Weiler is entitled to an annual base salary, and is eligible to participate in an incentive program established by the Board under which Mr. Weiler may earn a bonus based on achievement of performance metrics as determined by the Board.

Mr. Weiler has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for one year following termination of his employment.

Mr. Weiler is also party to an executive severance agreement with the Company, dated as of September 30, 2020 and subsequently amended on December 12, 2022. In the event that Mr. Weiler’s employment is terminated either by the Company without cause (as defined in his employment agreement) or by Mr. Weiler for good reason (as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Weiler would be entitled to receive (i) an amount in cash equal to the sum of (A) his base salary and (B) a pro-rated bonus for the year in which his termination occurs and (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months. In the event that Mr. Weiler’s employment is terminated either by the Company without cause or by Mr. Weiler for good reason, in either case, within three months prior to or twelve months following a change in control, then in lieu of the severance benefits described above, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Weiler would be entitled to receive (i) an amount in cash equal to 1.5 times the sum of (A) his base salary plus (B) his target annual bonus for the year of termination, (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 18 months and (iii) accelerated vesting of all unvested equity or equity-based awards held by him that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.

Dawn M. Wilson and Krystina L. Jones

The Company entered into an offer letter agreement with Ms. Wilson pursuant to which she serves as the Chief Financial Officer of the Company. Pursuant to her offer letter, Ms. Wilson is entitled to an annual base salary and is eligible to earn a discretionary bonus currently targeted at 60% of her annual base salary based on the achievement of key performance objectives and company performance.

Ms. Jones is party to an offer letter agreement pursuant to which Ms. Jones has been employed by the Company. Pursuant to her offer letter, Ms. Jones is entitled to an annual base salary and an irrevocable draw of $150,000, and is eligible to receive monthly commissions under the Company’s current commission plan.

The Company has entered into restrictive covenant agreements with each of Mses. Wilson and Jones pursuant to which they agree to refrain from disclosing our confidential information during or at any time following their employment with us and from competing with us or soliciting our employees or customers during their employment and for one year following termination of their employment.

The Company also entered into executive severance agreements with each of Mses. Wilson and Jones. Under these severance agreements, which became effective on June 17, 2020 and were subsequently amended on December 12, 2022, in the event that Ms. Wilson or Ms. Jones’s employment is terminated by the Company without cause (as defined in the severance agreements) or by Ms. Wilson or Ms. Jones for good reason (as defined in the severance agreements), subject to her execution and non-revocation of a general release of claims, Ms. Wilson or Ms. Jones, as applicable, would be entitled to receive (i) an amount in cash equal to the sum of (A) twelve months of her base salary, (B) a pro-rated bonus for the year in which her termination occurs, and (C) for Ms. Jones, an amount equal to six months of her average monthly sales commissions over the prior three year period and (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to twelve (12) months. In the event that Ms. Wilson’s or Ms. Jones’s employment is terminated either by the Company without cause or by Ms. Wilson or Ms. Jones, as applicable, for good reason, in either case, within three months prior to or twelve months following a change in control, then in lieu of the severance benefits described above, subject to her execution and non-revocation of a general release of claims and continued compliance with her restrictive covenant obligations, as described above, Ms. Wilson or Ms. Jones, as applicable, would be entitled to receive (i) an amount in cash equal to the sum of (A) her base salary plus (B) her target annual bonus for the year of termination and (C) for Ms. Jones, an amount equal to twelve months of her average monthly sales commissions over the prior three year period, (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months and (iii) accelerated vesting of all unvested equity or equity-based awards held by her that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.

Other Elements of Compensation

Retirement, Health, Welfare and Additional Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical, dental and vision benefits and life insurance, to the same extent as other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Internal Revenue Code of 1986, as amended, to the same extent as all of our other full-time employees. The plan allows us to make discretionary employer matching contributions equal to 100% of the first 3% and 50% of the next 2% of a participant’s deferral. Matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We do not provide our NEOs with perquisites or other personal benefits, other than the retirement and health and welfare benefits that apply uniformly to all of our eligible employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 19, 2023 by:

•
each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock (based on our review of filings with the SEC);
•
each of our NEOs and directors; and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined under SEC rules and regulations and generally includes securities over which a person has voting or investment power as well as certain securities a person has the right to acquire within 60 days, including through the exercise of any option, warrant or right or upon the conversion of another security. As a result, unless otherwise noted, the number of shares beneficially owned by each individual or entity in the table below includes (i) shares of Common Stock issuable upon exercise of warrants, (ii) shares of Common Stock issuable upon conversion of the Debentures and (iii)shares of Common Stock issuable upon exercise of stock options or RSUs that have vested or will vest within 60 days of the Record Date. However, shares of Common Stock that may be issuable to certain of our stockholders if the reported closing sale price of our Common Stock equals or exceeds $13.50 per share for any 20 consecutive trading days before December 19, 2024, the five-year period following the Closing Date (the “Contingent Shares”), are not treated as shares beneficially owned by such persons because satisfaction of the conditions to the person’s right to acquire the securities is not within such person’s control. For purposes of calculating a person’s beneficial ownership percentage, any shares a person has the right to acquire as outlined above are considered outstanding and beneficially owned by that person but are not treated as outstanding for the purpose of computing the beneficial ownership percentage of any other person.

Except in cases where community property laws apply or as otherwise indicated in the footnotes to the table, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The percentage of shares beneficially owned by each person is based on 42,936,803 shares of our common stock issued and outstanding as of April 19, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
Directors and Executive Officers (1)
Kevin Griffin (2)(3)(4)	12,160,734	23.1%
Evan Morgan (5)	107,156	*
Richard J. Williams (6)	1,512,223	3.5%
Donna Morea (7)	121,808	*
Christopher J. Weiler (8)	1,721,756	4.0%
Dawn Wilson (9)	407,784	*
Krystina Jones (10)	265,720	*
Arjun Shah	—	—
Lawrence Prior III	97,581	*
Ian Fujiyama	—	—
Lloyd W. Howell Jr.	—	—
Lauren Tanenbaum	—	—
All executive officers and directors as a group (12 individuals)	16,394,762	30.7%

Five Percent Holders
Pivotal Acquisition Holdings LLC (2)	5,041,192	11.1%
The Carlyle Group Inc. (11)	19,996,804	46.6%
OTPP (12)	8,330,331	16.7%
MGG (3)	7,094,542	14.3%
Jonathan J. Ledecky (13)	4,636,436	10.3%
Revolution (14)	4,098,642	9.5%
Linden Capital L.P. (15)	3,092,501	6.7%

* Denotes less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o KLDiscovery Inc., 9023 Columbine Road, Eden Prairie, MN 55347.
(2)
Includes (i) 2,395,608 shares of Common Stock and (ii) 2,645,584 shares of Common Stock that may be acquired upon the exercise of Private Warrants held of record by Pivotal Spac Funding LLC, an affiliate of Mr. Griffin. Pivotal Spac Funding LLC is controlled by certain investment funds and/or accounts for which MGG is the investment advisor. MGG is controlled by Mr. Griffin, its Chief Executive Officer, and Mr. Gregory Racz, its President and Chief Legal Officer. Each of Mr. Griffin and Mr. Racz disclaims beneficial ownership of the securities held by the investment funds affiliated with MGG. The business address of MGG is One Penn Plaza, New York, New York 10119.
(3)
Includes (i) 250,000 shares of Common Stock held of record and (ii) 6,800,222 shares of Common Stock that may be acquired upon conversion of Debentures held of record by certain investment funds and/or accounts for which MGG is the investment advisor. MGG is controlled by Mr. Griffin, its Chief Executive Officer, and Mr. Gregory Racz, its President and Chief Legal Officer. Each of Mr. Griffin and Mr. Racz disclaims beneficial ownership of the securities held by the investment funds affiliated with MGG. The business address of MGG is One Penn Plaza, New York, New York 10119.
(4)
Includes 44,320 RSUs originally awarded to Mr. Griffin that were transferred to the investment funds for which MGG is the investment advisor.
(5)
Includes (i) 4,984 shares of common stock held by Conifer Partners and (ii) 32,852 shares of common stock held by Radcliff Principal Holdings LLC. Does not include (i) 315 Contingent Shares that may be issuable to Conifer Partners and (ii) 2,077 Contingent Shares that may be issuable to Radcliff Principal Holdings LLC. Mr. Morgan has, or, in the case of the Contingent Shares, will have, voting and dispositive control over such shares of Common Stock and Contingent Shares.
(6)
Includes 1,512,223 shares of common stock held by WestView; does not include 95,600 Contingent Shares that may be issuable to WestView. Mr. Williams is a co-managing partner of this entity and has, or, in the case of the Contingent Shares, will have, voting and dispositive control over such shares of common stock and Contingent Shares.

(7)
Includes 52,488 shares of Common Stock held by Ms. Morea. This does not include 3,318 Contingent Shares that may be issuable to Ms. Morea.

(8)
Includes 1,655,090 shares of common stock held by Mr. Weiler; also includes 66,666 vested options that may be exercised by Mr. Weiler; does not include 133,713 Contingent Shares that may be issuable to Mr. Weiler. Does not include 45,000 RSUs for which the time-based vesting requirements have been satisfied, but which remain subject to the condition that a change in control or the listing of the Common Stock on a nationally recognized stock exchange (“Listing Event”) occur before these RSUs fully vest. See “Company Named Executive Officers and Director Compensation—Equity Compensation” in Item 11, Executive Compensation.
(9)
Includes 407,784 vested options that may be exercised by Ms. Wilson. Does not include 159,989 RSUs for which the time-based vesting requirements have been satisfied, but which remain subject to the condition that a change in control or Listing Event occur before these RSUs fully vest. See “Company Named Executive Officers and Director Compensation—Equity Compensation” in Item 11, Executive Compensation.
(10)
Includes 140,282 shares of common stock held by Ms. Jones and 125,438 vested options that may be exercised by Ms. Jones; does not include 8,025 Contingent Shares that may be issuable to Ms. Jones. Does not include 5,111 RSUs for which the time-based vesting requirements have been satisfied, but which remain subject to the condition that a change in control or Listing Event occur before these RSUs fully vest. See “Company Named Executive Officers and Director Compensation—Equity Compensation” in Item 11, Executive Compensation.
(11)
Includes (i) 18,261,123 shares of common stock held of record by CEOF II DE I AIV, L.P., (ii) 1,658,789 shares of common stock held of record by CEOF II Coinvestment (DE), L.P. and (iii) 76,892 shares of common stock held of record by CEOF II Coinvestment B (DE), L.P.; does not include (i) 1,154,439 Contingent Shares that may be issuable to CEOF II DE I AIV, L.P., (ii) 104,866 Contingent Shares that may be issuable to CEOF II Coinvestment (DE), L.P. and (iii) 4,861 Contingent Shares that may be issuable to CEOF II Coinvestment B (DE), L.P. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group Inc., which is a publicly traded entity listed on NASDAQ. The Carlyle Group Inc. is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the sole member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the sole member of CEOF II DE GP AIV, L.L.C., which is the general partner CEOF II DE AIV GP, L.P., which is the general partner of each of the three identified funds that is a record holder of our common stock. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by, or that may be issuable to, the record holder funds. The address of each of the persons or entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505.
(12)
According to a Schedule 13D filed jointly by Ontario Teachers’ Pension Plan Board, or OTPP, and 1397225 Ontario Limited with the SEC on April 7, 2022, each reporting person has shared voting power and sole dispositive power with respect to 8,132,887 shares of Common Stock and sole voting power and shared dispositive power with respect to 0 shares of Common Stock. Includes (i) 1,478,379 shares of Common Stock, (ii) 1,411,775 shares of Common Stock that may be acquired upon the exercise of Debenture Holder Warrants, and (iii) 5,440,177 shares of Common Stock that may be acquired upon conversion of Debentures. The President and Chief Executive Officer of OTPP has delegated to each of Mr. Christopher Witkowski and Mr. Michael Merkoulovitch the authority to implement disposition decisions with respect to the shares of common stock that are held by or may be acquired by 1397225; however, approval of such decisions is made by senior personnel within the capital markets group of OTPP in accordance with internal portfolio guidelines. Voting decisions are made by personnel within the public equities group of OTPP in accordance with internal proxy voting guidelines. As such, each of Messrs. Witkowski and Merkoulovitch expressly disclaims beneficial ownership of the shares of Common Stock that are held by or may be acquired by 1397225. The business address of the reporting persons is 5650 Yonge Street, Toronto, Ontario M2M 4H5.
(13)
Includes (i) 2,675,000 shares of Common Stock held by Mr. Jonathan Ledecky and (ii) 1,939,697 shares of Common Stock that may be acquired upon the exercise of Private Warrants. The business address of the reporting person is c/o Graubard Miller, 405 Lexington Avenue, 11th Floor, NY, NY 10174.
(14)
According to a Schedule 13G filed jointly by Revolution Growth III, LP, Revolution Growth GP III, LP, Revolution Growth UGP III, LLC and Steven J. Murray with the SEC on February 3, 2020, each reporting person has shared voting power and shared dispositive power with respect to 4,098,642 shares of Common Stock and sole voting power and sole dispositive power with respect to 0 shares of Common Stock. The amount does not include 259,110 Contingent Shares that may be issuable to Revolution Growth III. Steven J. Murray is the operating manager of Revolution Growth UGP III, LLC, the general partner of Revolution Growth GP III, LP, which is the general partner of Revolution Growth III, LP. Revolution Growth UGP III, LLC, Revolution Growth GP III, LP and Mr. Murray may be deemed to have voting and dispositive power with respect to these shares of Common Stock. The business address of the reporting persons is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, D.C. 20036.

(15)
According to a Schedule 13G/A filed jointly by Linden Capital L.P., Linden GP LLC, Linden Advisors LP and Siu Min Wong with the SEC on January 31, 2022, (i) Linden Capital and Linden GP each have shared voting power and shared dispositive power with respect to 2,823,924 shares of Common Stock that may be acquired upon the exercise of Public Warrants and sole voting power and sole dispositive power with respect to 0 shares of Common Stock, and (ii) Linden Advisors and Mr. Wong each have shared voting power and shared dispositive power with respect to 3,092,501 shares of Common Stock that may be acquired upon the exercise of Public Warrants and sole voting power and sole dispositive power with respect to 0 shares of Common Stock. Linden GP is the general partner of Linden Capital. Linden Advisers is the investment manager of Linden Capital and trading advisor or investment advisors of certain managed accounts. Mr. Wong is the principal owner and controlling person of Linden Advisors and Linden GP. In such capacities, Linden GP may be deemed to beneficially own the shares held of record by Linden Capital, and each of Linden Advisors and Mr. Wong may be deemed to beneficially own the shares held of record of each of Linden Capital and the managed accounts. The business address for Linden Capital is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda. The business address for each of Linden Advisors, Linden GP and Mr. Wong is 590 Madison Avenue, 15th Floor, New York, New York 10022.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Questions and Answers About the Annual Meeting

The following discussion addresses some questions you may have regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement for additional information.

Why am I receiving this Proxy Statement?

The Company is soliciting proxies for the Annual Meeting. You are receiving a Proxy Statement because you owned shares of Common Stock at the close of business on April 19, 2023, the record date for the Annual Meeting (the “Record Date”), which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you participate in the Annual Meeting. This Proxy Statement describes the matters on which we would like you to cast a vote and provides information on those matters so that you can make an informed voting decision.

Why is KLDiscovery calling the Annual Meeting?

We are calling the Annual Meeting and submitting proposals to stockholders of the Company to consider and vote upon: (i) the election of the three Class A directors named in this proxy statement; (ii) the ratification of the appointment of our independent registered public accounting firm; and (iii) any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote FOR the election of each of the director nominees named in Proposal 1 and FOR Proposal 2.

What is the record date for the meeting?

Our Board of Directors has fixed the close of business on April 19, 2023 as the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 42,936,803 shares of Common Stock outstanding and entitled to vote.

What do I need to do now?

After carefully reading and considering the information in this Proxy Statement, please vote your shares as described in “How do I vote?”.

How do I vote?

Stockholders of record may vote their shares via the Internet at www.proxyvote.com prior to the virtual Annual Meeting or at www.virtualshareholdermeeting.com/KLDI2023 during the virtual Annual Meeting. Stockholders of record may also vote by telephone prior to the meeting by dialing 1-800-690-6903. Stockholders that hold shares of Common Stock through a bank or broker may vote by following the instructions provided by such bank or broker. Stockholders that request a paper copy of our proxy materials may also vote by completing, dating, signing and promptly mailing the proxy card in the envelope provided, which requires no postage if mailed in the United States.

What vote is required for each item?

With respect to Proposal 1 (Election of Directors), each director must be elected by the affirmative vote of a plurality of the votes cast with respect to such director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present. A plurality vote means the four director nominees who receive the highest number of shares voted “for” their election will be elected. With respect to Proposal 1, you may vote “for” or “withhold” authority to vote for each of the director nominees. Broker non-votes, if any, will have no effect on the vote for this proposal.

Approval of Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm) will require the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present. A majority of the votes cast means that the number of votes cast “For” a proposal exceeds the number of votes cast “Against” that proposal. With respect to Proposal 2, you may vote “for,” “against” or “abstain” from voting on this proposal. If you “abstain” from voting with respect to a proposal, your vote will have no effect on such proposal. Broker non-votes, if any, will have no effect on the vote for this proposal. This proposal is an advisory vote and, as such, is not binding on the Company.

What constitutes a quorum?

The presence, in person or by duly executed proxy, of stockholders holding shares representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the virtual Annual Meeting. If a quorum is not present at the Annual Meeting, the Annual Meeting will be adjourned or postponed to solicit additional proxies.

How is the vote counted?

Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:

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FOR the election of each of the director nominees named in this proxy statement;
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FOR Proposal 2, the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023; and
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In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Can I revoke a proxy and change my vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at the Annual Meeting.

A record holder who executes a proxy may revoke it or change its vote(s) before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy; (iii) voting again over the Internet or by telephone; or (iv) participating in the Annual Meeting and voting at that time. Participation at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to KLDiscovery Inc., Attn: General Counsel and Secretary, 9023 Columbine Road, Eden Prairie, MN 55347.

If your shares of Common Stock are held in a brokerage account or through any other nominee, you must follow your broker's or nominee’s instructions to revoke a proxy.

May I vote during the virtual Annual Meeting?

Yes. If you were a stockholder of record as of the close of business on April 19, 2023, you may participate in the virtual Annual Meeting and vote your shares during the Annual Meeting instead of voting in advance by Internet or telephone or returning your signed proxy card (if you request a paper copy). However, we urge you to vote in advance even if you are planning to participate in the Annual Meeting.

How do I vote if my shares are held in "street name" by my bank, broker or other agent or nominee?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent or nominee, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply follow the voting instructions provided by your broker, bank or other agent or nominee to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent or nominee. Follow the instructions from your broker, bank or other agent or nominee included with these proxy materials or contact your broker, bank or other nominee to request a proxy form.

If my shares are held in "street name" by a broker, will my broker vote my shares for me even if I do not give my broker voting instructions?

Beneficial owners who hold their shares in street name should follow the instructions on the voting instruction form provided to you with these proxy materials. Banks, brokers and other nominees holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If you are a beneficial owner of shares held in street name and do not provide the bank, broker or other nominee that holds your shares with specific voting instructions, the nominee may in some cases vote the shares in its discretion, but is not permitted to vote on certain proposals and may elect not vote on any of the proposals. If you do not provide voting instructions and the nominee that holds your shares elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum at the Annual Meeting, but may not be counted for the purpose of determining the number of votes cast on certain matters. We encourage you to provide specific instructions to your broker, bank or other agent or nominee by returning your voting instruction form or by voting electronically via the Internet or by telephone, if permitted by the broker, bank or other agent or nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and serve as the independent inspector of election.

When and where is the Annual Meeting?

The Annual Meeting will be held virtually on Wednesday, June 14, 2023, at 10:30 A.M., EDT. The Annual Meeting will be a completely virtual meeting of stockholders, conducted solely via live audio webcast. The virtual meeting link is www.virtualshareholdermeeting.com/KLDI2023.

How do I log-in to the Annual Meeting?

To participate in the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/KLDI2023. Stockholders will need their unique 16-digit control number which appears on the Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompany the proxy materials. If your shares are held in street name and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, if you hold your shares in street name, please contact your broker, bank, or other nominee as soon as possible (preferably at least 5 days before the annual meeting), to obtain a "legal proxy" in order to be able to attend, participate in or vote at the Annual Meeting.

How do I submit a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we will answer questions submitted during the Annual Meeting which are pertinent to the Company and the meeting matters, as time permits. If you wish to submit a question during the Annual Meeting, visit www.virtualshareholdermeeting.com/KLDI2023, type your question into the “Ask a Question” field, and click “Submit.” Answers to any such questions that are not addressed during the Annual Meeting will be published following the meeting on the Company’s website at www.investors.kldiscovery.com under the link “Governance”. Questions and answers may be grouped by topic and substantially similar questions will be grouped and answered once. We reserve the right to edit or reject questions we deem profane or otherwise inappropriate.

Who pays the costs for soliciting proxies by KLDiscovery?

We are soliciting proxies for the Annual Meeting from our stockholders and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other employees of the Company. No additional compensation will be paid to our directors, officers or other employees for these services.

What happens if the meeting is adjourned?

If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

May I see a list of stockholders entitled to notice of the meeting as of the record date?

A list of the names of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for 10 days before the Annual Meeting for any purpose relevant to the Annual Meeting at www.proxyvote.com. Such list will also be available during the virtual Annual Meeting for examination by any stockholder at www.virtualshareholdermeeting.com/KLDI2023.

Who should I contact if I have technical issues accessing the virtual Annual Meeting?

Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage stockholders to access the meeting prior to the start time. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

Who can help answer my questions regarding the Annual Meeting or the proposals?

You may contact KLDiscovery to assist you with questions about the Annual Meeting. You may reach KLDiscovery at:

KLDiscovery Inc.

Attention: Dawn Wilson

9203 Columbine Road

Eden Prairie, MN 55347

dawn.wilson@kldiscovery.com

(571) 424-0818

Other Matters

Delivery of Documents to Stockholders Who Share an Address

The SEC's rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company's stockholders. The Company has delivered only one Notice or Proxy Statement and Annual Report (where paper copies were previously requested) to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice or separate paper copies of all Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or the Proxy Statement or Annual Report (where paper copies were previously requested), contact KLDiscovery Inc., 9023 Columbine Road, Eden Prairie, MN 55347, Attention: Dawn Wilson, Investor Relations, emailing us at dawn.wilson@kldiscovery.com or calling us at (571) 424-0818.

Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to KLDiscovery Inc., 9023 Columbine Road, Eden Prairie, MN 55347 Attention: Dawn Wilson, Investor Relations, emailing us at dawn.wilson@kldiscovery.com or calling us at (571) 424-0818.

Where You Can Find More Information

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. Electronic copies of these materials are available on the SEC website at http://www.sec.gov.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company's Annual Report, by written request addressed to KLDiscovery Inc., 9203 Columbine Road, Eden Prairie, MN 55347, Attention: Investor Relations Department. The Annual Report is not soliciting material and is not incorporated into this document by reference.

In order to obtain any documents, you request from the Company in time for the Annual Meeting, you must request the documents from the Company by Wednesday, May 31, 2023, which is ten business days prior to the date of the Annual Meeting.

Proposals by our Stockholders

Stockholder proposals intended for inclusion in next year's proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to April 27, 2024. Accordingly, stockholder proposals must be received no later than December 29, 2023. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in our proxy materials. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in the Proxy Statement.

Additionally, our Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Accordingly, for our 2024 annual meeting of stockholders, any notification must be made no earlier than February 15, 2024 and no later than March 16, 2024. If the date of the meeting is more than 30 days before or after such anniversary date, then notice must be received not later than the 90 days prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

In addition to satisfying the foregoing requirements under KLDiscovery’s advance notice provisions of our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than KLDiscovery’s nominees under these advance notice provisions must provide notice that sets forth the information required by Rule 14a-19 to the Secretary of the Company under the Exchange Act no later than April 15, 2024.

2022 Annual Report on Form 10-K

A copy of our 2022 Annual Report on Form 10-K, including financial statements, as filed with the SEC may be obtained without charge upon written request to: Corporate Secretary, KLDiscovery Inc., 9203 Columbine Road, Eden Prairie, MN 55347. It is also available on our investor relations website at www.investors.kldiscovery.com.

w SCAN TO VIEW MATERIALS & VOTE KLDISCOVERY INC. ATTN: CHRISTOPHER WEILER 9023 COLUMBINE ROAD EDEN PRAIRIE, MN 55347 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KLDI2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V15443-P92195 For All Withhold All For All Except KLDISCOVERY INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote for each of the Nominees listed below: ! ! ! 1. Election of Class A Directors. Nominees: 01) Lawrence Prior III 02) Lloyd W. Howell Jr 03) Kevin Griffin 04) Richard J. Williams For Against Abstain The Board of Directors recommends you vote FOR proposal 2. ! ! ! 2. A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of KLDiscovery Inc. for the fiscal year ending December 31, 2023. NOTE: If any other matters properly come before the 2023 Annual Meeting of Stockholders or any adjournments or postponements thereof, the persons named as proxies will vote upon those matters according to their judgment. The Board of Directors of KLDiscovery Inc. is not aware of any other business to be presented to a vote of the stockholders at the 2023 Annual Meeting of Stockholders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting: The Annual Report, Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com V15444-P92195 KLDISCOVERY INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 14, 2023 The undersigned hereby appoints Lawrence Prior III and Dawn Wilson, and either of them, as proxies, with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KLDiscovery Inc. that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders of KLDiscovery Inc., a virtual meeting conducted via live audio webcast on Wednesday, June 14, 2023, at 10:30 a.m., Eastern Time, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF YOU DO NOT STATE OTHERWISE, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE 2023 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side